UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 14, 2004


                         Commission File Number 0-50218


                            EMPS RESEARCH CORPORATION
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           NEVADA                                       87-0669131
  --------------------------------             -------------------------------
  (State or other jurisdiction of              (I.R.S. Employer Identification
   incorporation or organization)                         Number)


                 875 Donner Way, Unit 705, Salt Lake City, Utah
                 -----------------------------------------------
                    (Address of principal executive offices)

                                      84108
                                 --------------
                                   (Zip Code)


                                 (801) 582-1881
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                (Registrant's Executive Office Telephone Number)

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ITEM 5.  OTHER EVENTS

         On June 14, 2004, Louis S. Naegle, President, Treasurer and a director of EMPS Research Corporation (the "Company") and Jennifer Preece, Chief Financial Officer, Secretary and a director of the Company tendered their resignations as officers and directors of the Company. These resignations were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The resignations were also not the result of any change in control of the Company.

         Section 16-10a-803 of the Utah Revised Business Corporation Act ("URBCA") requires the Company to have three directors. With the resignations of Mr. Naegle and Mrs. Preece, the Company had only one director. Therefore, in accordance with Section 16-10a-810 of the URBCA, the board of directors appointed Dr. Terrence D. Chatwin and Mr. James F. Gunnell to to fill the vacancies on the Company's board of directors created by the resignations of Mr. Naegle and Mrs. Preece.

         In accordance with Section 16-10a-830 of the URBCA and the Bylaws of the Company, the board of directors appointed Mr. Timur Kunayev to replace Mr. Naegle as Company President. Mr. Gunnell will replace Mrs. Preece as the Company Secretary and Chief Financial Officer.

         Following is a brief description of the background and business experience of Dr. Chatwin and Mr. Gunnell:

         Terrence D. Chatwin. Dr. Chatwin earned a Ph.D.,in Metallurgy from the University of Utah in 1967. He earned a Bachelors of Science degree in Mechanical Engineering from the Massachusetts Institute of Technology in1963. Dr. Chatwin has been an Adjunct Associate Professor, University of Utah in Salt Lake City, Utah, since 1993. He also currently serves as the Director of the Utah Engineering Experiment Station. Dr. Chatwin has over 20 years engineering and management experience in a number of different disciplines. Dr. Chatwin is not currently serving as a director of any other reporting company. Dr. Chatwin is 63 years old.

         James F. Gunnell. Mr. Gunnell graduated from Brigham Young University in 1976 with a Bachelors of Science degree in Zoology. Mr. Gunnell brings over18 years of sales and management experience to the Company. He has helped sales forces and customer bases for several employers. Since 1991, Mr. Gunnell has been employed as a Sales Manager with National Electrical Carbon Corporation, a manufacturer of specialty graphite materials. Mr. Gunnell has been responsible for growing and managing an independent distributor network, for developing several new product markets and has significant increased product sales in the areas he has managed. Mr. Gunnell is not currently serving as a director of any other reporting company. Mr. Gunnell is 50 years old.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     EMPS RESEARCH CORPORATION



Date: June 17, 2004                                  By /s/ Timur Kunayev
                                                       -------------------------
                                                        Timur Kunayev, President

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